                                                                   Exhibit 11(d)


                                October 22, 1997


Armada Funds
4400 Computer Drive
Westborough, MA 01581


     Re:  Armada Funds (Ohio Tax Exempt Fund)
          Post-Effective Amendment No. 37 -- Consent of Counsel
          -----------------------------------------------------


     We hereby consent to use of our name and to the reference to our Firm under caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 37 to the Registration Statement (No. 33-488) on Form N-IA under the Securities Act of 1933, as amended, of Armada Funds.





                                      /s/ Squire, Sanders & Dempsey L.L.P.
                                      -------------------------------------
                                      Squire, Sanders & Dempsey L.L.P.